EXHIBIT 10.7

                             JOINT VENTURE AGREEMENT

BETWEEN THE UNDERSIGNED PARTIES:

- Ms. Eliana Georgette Samuel HARINORO, born September 16, 1957, residing at Lot IVL 2B, Ambodivonkely, Ambohimanarina, Antananarivo, of Madagascan nationality, holder of National Identity Card No. 108-992-038-748, issued on September 23, 1976 at Antsirabe, daughter of Samuel RALAIBOZAKA and RAVAONORO;

Referred to hereinafter as "The Permit Holder";

                                          OF THE FIRST PART;

AND

- SAOWANI DEVELOPMENT LTD., a business corporation with assets of 1,000,000 Fmg, with head offices located at: Lot MA II 1 a), Maibahoaka, Ivato, and registered with the Commercial Register of Antananarivo under No. 16.157, represented in these presents by Ms. SAOWANI CHUAIPHAN,

      Referred to hereinafter as "The Partner";

                                          OF THE SECOND PART.

THE FOLLOWING HAS BEEN AGREED TO BY THE PARTIES:

Section 1. -      This Joint Venture Agreement was prepared in accordance with the provisions of Law No. 95-016 of August 09, 1995 concerning the Mining Code and Ministerial Order No. 3216/94 of July 25,
                  1994 establishing the conditions of validity for joint venture agreements.

Section  2. -     This agreement has been prepared in order to set forth the rules governing joint ventures between the two parties and to regulate the joint exploration to be carried out under the mining permit which belongs to the Permit Holder.

Section 3. -      This agreement shall be valid for the term of the mining
                  permit, which is the subject of this agreement. It shall be renewed by way of tacit renewal beyond this date for the same term as the renewal of the said mining permit.

Section 4. -      Within the context of the Joint Venture Agreement, the Permit
                  Holder shall exercise all of its exclusive rights flowing from the mining permit which it holds and which has the following characteristics:

================================================================================
PERMIT         XV          YV      FIVOND-RONANA     MAP       SUBSTANCE
--------------------------------------------------------------------------------
Q 53-76/1    541 250     538750      Mananjary      Q 53       Beryllium
--------------------------------------------------------------------------------
Q 53-76/1    546 250     538750      Mananjary      Q 53       Beryllium
--------------------------------------------------------------------------------
Q 53-76/1    548 250     538750      Mananjary      Q 53       Beryllium
--------------------------------------------------------------------------------

================================================================================

Section 5. -      The parties to this agreement hereby agree that following a period of one and one half years of operations, the mining permit, which is the subject of this agreement, shall be transformed into a Type III Permit. To this effect, a business corporation shall be constituted under Madagascan law in which SAOWANI DEVELOPMENT, or any other person or firm acting on its behalf, shall invest the amount of eighty per cent ( 80%) of the capital, and Ms. Eliana Georgette Samuel HARINORO shall invest twenty per cent (20%). This business corporation shall then be the holder of the said Type III mining permit.

Section 6. -      The Permit Holder shall ensure the search for and hiring of local personnel, investment by persons in securities and the establishment of perennial operations, as well as all relationships with administrative authorities, both on a national and local level.

                  It shall be the Permit Holder's responsibility to obtain all the necessary documents for the distribution and marketing of the product.

Section 7. -      The Partner shall take responsibility for the financing of all investments required for the operations of which it is proprietor, as well as the financing of cash flow, including taxes and duties attached to the import of materials and equipment. Furthermore, the Partner hereby accepts the principle of financing investments of a social nature in a manner proportionate to the scope of the company's business activity.

Section 8. -      The Partner hereby agrees to protect the environment and shall be solely liable for the management of the mining operations and the management of personnel subject to Section 8, hereinbelow.

Section 9.- The Permit Holder shall be entitled to have access to any audit follow-up for the operations and production and shall have the right to be represented by the person of its choice, who is to be provided with a special proxy to this effect. With respect to business activities, this person shall be entitled to intervene in the management of the mining operations and may decide to stop all activity where he believes that the operations do not comply with current regulations.

                  The Partner hereby agrees to facilitate the audit follow-up undertaken by the Permit Holder.

Section 10. -     Financial management shall be the sole responsibility of the
                  Partner.

Section 11. -     The distribution of profits between the parties shall be
                  carried out in the following proportions:

                  -     eighty per cent (80%) of profits for the Partner;

                  -     twenty per cent (20%) of profits for the Permit Holder.

Section 12. -     Both parties must have at least one permanent representative at the operations perimeter. Any product extracted must be reported by the representatives of both parties and kept locked in a safe with a double locking system. Any removal of the product must also be carried out in presence of both representatives.

Section 13. -     The Partner hereby reserves the right to substitute in its place, a portion of its rights in accordance with this agreement, to any person or firm of its choice. It shall remain jointly and severally liable with such persons for the proper performance of the undertakings in this agreement.

Section 14. -     Any stoppage of operations which is deemed to be unjustified for a period of one year shall be considered to be a clear waiver of the Partner's rights as provided for in these presents, without the possibility for filing a claim for damages by either of the two parties. Any such waiver of rights shall result in the full termination of this agreement.

Section 15. -     Given the frank and truthful cooperation between the parties, any dispute which might arise between them concerning the performance or the interpretation of the conditions of this agreement shall be settled in a friendly manner, before any recourse is taken to the competent Court in Fianarantsoa.

                                      Prepared at Antananarivo, on June 28, 1999

The Permit Holder                     The Partner


/s/ Eliana Georgette Samuel Harinoro  /s/ Saowani Chuaiphan
------------------------------------  ---------------------

                                      SAOWANI CHUAIPHAN
Eliana Georgette Samuel HARINORO      for SAOWANI DEVELOPMENT


                                       81